EXHIBIT 10.7
Form of Award Notice

[The information set forth in this Award Notice will be contained on the related pages on Merrill Lynch Benefits Website (or the website of any successor company to Merrill Lynch Bank & Trust Co., FSB). This Award Notice shall be replaced by the equivalent pages on such website. References to Award Notice in this Agreement shall then refer to the equivalent pages on such website.]

This notice of Award (the “Award Notice”) sets forth certain details relating to the grant by the Company to you of the Award identified below, pursuant to the Plan. The terms of this Award Notice are incorporated into the Agreement that accompanies this Award Notice and made part of the Agreement. Capitalized terms used in this Award Notice that are not otherwise defined in this Award Notice have the meanings given to such terms in the Agreement.

Employee:
Employee ID:
Address:
Award Type:
Grant ID:
Plan:    Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, as amended and/or restated from time to time
Program    Amgen Inc. 2009 Performance Award Program, as amended and/or restated from time to time
Grant Date:
Number of Shares:
Number of
Performance Units:
Performance Period:    The Performance Period beginning on and ending on .
Resolutions:    The Resolutions of the Compensation and Management Development Committee of the Board of Directors of Amgen Inc. establishing the performance goals and Performance Period applicable to this Award.
Vesting Date:            Means the vesting date indicated in the Vesting Schedule
Vesting Schedule:    Means the schedule of vesting set forth under Vesting Details
Vesting Details:    Means the presentation (tabular or otherwise) of the Vesting Date and the quantity of Shares vesting.

IMPORTANT NOTICE REGARDING ACCEPTANCE OF THE AWARD AND THE REQUIREMENT TO OPEN A BROKERAGE ACCOUNT 1:

RESIDENTS OF THE U.S. AND PUERTO RICO: Please read this Award Notice, the Plan and the Agreement (collectively, the “Grant Documents”) carefully. If you, as a resident of the U.S. or Puerto Rico, do not wish to receive this Award and/or you do not consent and agree to the terms and conditions on which this Award is offered, as set forth in the Grant Documents, then you must reject the Award by contacting the Merrill Lynch call center (800) 97AMGEN (800-972-6436) within the U.S., Puerto Rico and Canada or +1 (609) 818-8910 from all other countries (Merrill Lynch will accept the charges for your call) no later than the forty-fifth calendar day following the day on which this Award Notice is made available to you, in which case the Award will be cancelled. For the purpose of determining the forty-five calendar days, Day 1 will be the day immediately following the day on which this Award Notice is made
1 This provision is only for use on the form of grant used for the U.S. and Puerto Rico.

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available to you. Your failure to notify the Company of your rejection of the Award within this specified period will constitute your acceptance of the Award and your agreement with all terms and conditions of the Award, as set forth in the Grant Documents. If you agree to the terms and conditions of your grant and you desire to accept it, then no further action is needed on your part to accept the grant. However, you must still open a brokerage account as directed by the Company, by 1:00 pm Pacific Time on or before the date that is 11 months after the date of grant. This step is necessary to process transactions related to your equity grant. If you do not open a brokerage account by this deadline, your grant will be cancelled.

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PERFORMANCE UNIT AGREEMENT

THE SPECIFIC TERMS OF YOUR GRANT OF PERFORMANCE UNITS ARE FOUND IN THE PAGES RELATING TO THE GRANT OF PERFORMANCE UNITS FOUND ON MERRILL LYNCH BENEFITS WEBSITE (OR THE WEBSITE OF ANY SUCCESSOR COMPANY TO MERRILL LYNCH BANK & TRUST CO., FSB) (THE “AWARD NOTICE”) WHICH ACCOMPANIES THIS DOCUMENT. THE TERMS OF THE AWARD NOTICE ARE INCORPORATED INTO THIS PERFORMANCE UNIT AGREEMENT.

    On the Grant Date specified in the Award Notice, Amgen Inc., a Delaware corporation (the “Company”), has granted to you, the grantee named in the Award Notice, under the Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, as amended and/or restated from time to time (the “Plan”), the Number of Performance Units (the “Performance Units”) specified in the Award Notice on the terms and conditions set forth in this Performance Unit Agreement (and any applicable additional terms and conditions for your country set forth in the attached Appendix A (as described in greater detail in Section XIV below)) (collectively, this “Agreement”), the Plan, the Amgen Inc. 2009 Performance Award Program, as amended and/or restated from time to time (the “Program”) and the Resolutions (as defined in the Award Notice). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Program.

I.Performance Period. The Performance Period shall have the meaning set forth in the Award Notice.
II.Value of Performance Units. The value of each Performance Unit is equal to a share of Common Stock.
III.Performance Goals. An amount of the Performance Units up to the maximum amount specified in the Resolutions shall be earned, depending on the extent to which the Company achieves objectively determinable performance goals established by the Committee pursuant to the Resolutions. The Performance Units earned shall be calculated in accordance with the Resolutions and the Program.
IV.Form and Timing of Settlement.
(a)General. Subject to Section XIII and subject to satisfaction of Tax Obligations or similar obligations as provided in Section V, and except as set forth in the Program, any Performance Units earned pursuant to Section III above shall be settled by the Company delivering to you a number of Shares equal to the number of Shares covered by the earned Performance Units or in a lump sum in cash with a value equal to the Fair Market Value of the number of Shares subject to the earned Performance Units as of the last day of the Performance Period (without interest thereon), or in a combination of Shares and cash, as determined by the Administrator at any time prior to settlement and in its discretion, as soon as practicable, and in any event within 90 days, after the last day of the Performance Period, in each case, subject to the terms of the Program (including Section 4.2 thereof). Shares issued in respect of a Performance Unit shall be deemed to be issued in consideration of past services actually rendered by you to the Company or an Affiliate or for its benefit for which you have not previously been compensated or for future services to be rendered, as the case may be, which the Company deems to have a value at least equal to the aggregate par value thereof.
(b)Retirement. In the event that your employment with the Company or an Affiliate is terminated prior to the last business day of the Performance Period by reason of your Voluntary Retirement and you are Retirement-Eligible on the date of such termination, the full or prorated amount of your Award, if any, applicable to the Performance Period shall be paid in accordance with the provisions of Article VI of the Program. For purposes of the foregoing, the amount of your Award (rounded down to the nearest whole number) shall be determined based on the Company’s performance as compared to the Performance Goals for the Performance Period and (i) if the Award was granted with respect to a Performance Period commencing in a calendar year prior to the calendar year in which your Voluntary Retirement occurs, the full amount of the Award is payable, and (ii) if the Award was granted with respect to the Performance Period commencing in the calendar year in which your Voluntary Retirement occurs, the Award otherwise payable is multiplied by a fraction (rounded to two decimal places), the numerator of which is the number of complete months of employment during such calendar year, and the denominator of which is twelve (12). Notwithstanding the foregoing, you shall not be entitled to such full or prorated amount of your Award pursuant to this paragraph (b) unless either you sign a general release and waiver in a form provided by the Company (for the purpose of resolving any potential or actual disputes arising from your employment and the termination of your employment with the Company) and deliver it to the Company no later than the date specified by the Company, or the Company waives such release requirement in writing; provided, however, that in no event shall payment of such full or prorated amount of your Award be made later than the specified payment date as set forth in Section 6.1 of the Program. This paragraph (b) shall supersede Section 7.1(a) of the Program.
(c)Death and Disability. In the event that your employment with the Company or an Affiliate is terminated prior to the last business day of the Performance Period by reason of your death or Permanent and Total Disability, the full or prorated amount of your Award, if any, applicable to such Performance Period shall be paid in accordance with the provisions of Article VI of the Program. For purposes of the foregoing, the amount of your Award (rounded down to the nearest whole number) shall be determined based on the Company’s performance as compared to the Performance Goals for the Performance Period and (i) if the Award was granted with respect to a Performance Period commencing in a calendar year prior to the calendar year in which such termination occurs, the full amount of the Award is payable, and (ii) if the Award was granted with respect to the Performance Period commencing in the calendar year in which such termination occurs, the Award otherwise payable is multiplied by a fraction (rounded to two decimal places), the numerator of which is the number of complete months of employment during such calendar year, and the denominator of which is twelve (12). Notwithstanding the foregoing, if your employment is terminated due to your Permanent and Total Disability, you shall not be entitled to such full or prorated amount of your Award pursuant to this paragraph (c) unless either you sign a general release and waiver in a form provided by the Company (for the purpose of resolving any potential or actual disputes arising from your employment and the termination of your employment with the Company) and deliver it to the Company no later than the date specified by the Company, or the Company waives such release requirement in writing; provided, however, that in no event shall payment of such full or prorated amount of your Award be made later than the specified payment date as set forth in Section 6.1 of the Program. This paragraph (c) shall supersede Section 7.1(b) of the Program.
(d)Other. In the event that your employment with the Company or an Affiliate is terminated prior to the last business day of the Performance Period for any reason other than as specified in paragraphs (b) and (c) above, all of your rights to an Award for the Performance Period shall be forfeited, unless, prior to the payment date described in Article VI of the Program, the Company, in its sole discretion, makes a written determination to otherwise pay the full or prorated amount of your Award, if any, applicable to the Performance Period, which full or prorated amount shall be paid in accordance with the provisions of Article VI of the Program. For purposes of the foregoing, if the payment of your Award is prorated, the amount of your Award (rounded down to the nearest whole number) shall be determined based on the Company’s performance as compared to the Performance Goals for the Performance Period and (i) if the Award was granted with respect to a Performance Period commencing in a calendar year prior to the calendar year in which such termination occurs, the full amount of the Award is payable, and (ii) if the Award was granted with respect to the Performance Period commencing in the calendar year in which such termination occurs, the Award otherwise payable is multiplied by a fraction (rounded to two decimal places), the numerator of which is the number of complete months of employment during such calendar year, and the denominator of which is twelve (12). Notwithstanding the foregoing, you shall not be entitled to such full or prorated amount of your Award pursuant to this paragraph (d) unless either you sign a general release and waiver in a form provided by the Company (for the purpose of resolving any potential or actual disputes arising from your employment and the termination of your employment with the Company) and deliver it to the Company no later than the date specified by the Company, or the Company waives such release requirement in writing; provided, however, that in no event shall payment of such full or prorated amount of your Award be made later than the specified payment date as set forth in Section 6.1 of the Program. This paragraph (d) shall supersede Section 7.1(c) of the Program.
V.Issuance of Shares; Tax Withholding. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to your participation in the Plan and the Program and legally applicable to you (the “Tax Obligations”), you acknowledge that the ultimate liability for all Tax Obligations is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company and/or your Employer. You further acknowledge that the Company and/or your Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Performance Units or the underlying Shares, including the grant of the Performance Units, the vesting of the Performance Units, the conversion of the Performance Units into shares or the receipt of an equivalent cash payment, the subsequent sale of any shares acquired at settlement and the receipt of any Dividends (as defined in Section VI, below) or Dividend Equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Units to reduce or eliminate your liability for Tax Obligations or to achieve any particular tax result. Furthermore, if you become subject to tax in more than one jurisdiction, you acknowledge that the Company and/or your Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.
        Prior to any relevant taxable or tax withholding event, as applicable, you shall pay or make adequate arrangements satisfactory to the Company or to your Employer (in their sole discretion) to satisfy all Tax Obligations. In this regard, you authorize the Company and/ or your Employer, or their respective agents, at their discretion, to satisfy all applicable Tax Obligations by one or a combination of the following:
        (a)     withholding from your wages or other cash compensation paid to you by the Company and/or your Employer; or
        (b)    withholding from proceeds of the sale of Shares issued upon settlement of the Performance Units, either through your voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

        (c)    withholding in Shares issuable, or cash to be paid, upon settlement of the Performance Units provided that, if such Shares are withheld, the Company and your Employer shall only withhold an amount of Shares with a fair market value not to exceed the Tax Obligations as determined in the discretion of the Company or your Employer, as applicable.
        Depending on the withholding method, the Company may withhold or account for Tax Obligations by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates. If the Tax Obligations are satisfied by withholding in Shares, for tax purposes you are deemed to have been issued the full number of Shares subject to the earned Performance Units, notwithstanding that a number of Shares is held back and not issued solely for the purpose of paying the Tax Obligations due as a result of any aspect of your participation in the Plan (any Shares withheld by the Company hereunder shall not be deemed to have been issued by the Company for any purpose under the Plan and shall remain available for issuance thereunder).
Finally, you shall pay to the Company or your Employer any amount of Tax Obligations that the Company or your Employer may be required to withhold or account for as a result of your participation in the Plan and the Program that cannot be or were not satisfied by the means previously described. You agree to take any further actions and to execute any additional documents as may be necessary to effectuate the provisions of this Section V. Notwithstanding Section IV above, the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax Obligations.

VI.Dividend Equivalents
(a)     Crediting of Dividend Equivalents. Subject to this Section VI, Dividend Equivalents shall be credited on each Performance Unit granted to you under this Agreement in the manner set forth in the remainder of this Section VI. If the Company declares one or more dividends or distributions (each, a “Dividend”) on its Common Stock with a record date which occurs during the period commencing on the Grant Date through and including the day immediately preceding the day the Shares subject to the Performance Units are issued to you, whether in the form of cash, Common Stock or other property, then, on the date such Dividend is paid to the Company’s stockholders, you shall be credited with an amount equal to the amount or fair market value of such Dividend which would have been payable to you if you held a number of Shares equal to the number of Performance Units granted to you on the Grant Date (including any previously credited Dividends which have been deemed to have been reinvested in Common Stock as provided by the next succeeding sentence), as of each such record date for each such Dividend (not including on any Performance Units which were previously paid or forfeited) as if each such amount had been reinvested in Common Stock as of the date of the payment of such Dividend (such accumulated dividends, the “Target Accumulated Dividends”). Each such Dividend Equivalent shall be deemed to have been reinvested in Common Stock as of the Dividend payment date. Dividend Equivalents shall be payable in full Shares, unless the Administrator determines, at any time prior to payment and in its discretion, that they shall be payable in cash. Dividend Equivalents payable with respect to fractional Shares shall be paid in cash.

(b)    Treatment of Dividend Equivalents. Except as otherwise expressly provided in this Section VI any Dividend Equivalents credited to you shall be subject to all of the provisions of this Agreement which apply to the Performance Units with respect to which they have been credited and shall be payable, if at all, at the time and to the extent that the underlying Performance Unit becomes payable. Dividend Equivalents shall not be payable on any

Performance Units that do not vest, or are forfeited, pursuant to the terms of this Agreement. Dividend Equivalent rights and any amounts that may become distributable in respect thereof shall be treated separately from the Performance Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”).

VII.Nontransferability. No benefit payable under, or interest in, this Agreement or in the Shares that may become issuable to you hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, your or your beneficiary’s debts, contracts, liabilities or torts; provided, however, nothing in this Section VII shall prevent transfer (i) by will or (ii) by applicable laws of descent and distribution.
VIII.No Contract for Employment. This Agreement is not an employment or service contract with the Company or an Affiliate and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment or service with the Company or an Affiliate.
IX.Nature of Grant. In accepting the grant of Performance Units, you acknowledge, understand and agree that:
(a)    the Plan and the Program are established voluntarily by the Company, are discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan and in the Program;

(b)    the grant of the Performance Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of Performance Units, or benefits in lieu of Performance Units, even if Performance Units have been awarded in the past;

(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d)    your participation in the Plan and the Program is voluntary;

(e)    the grant of Performance Units, the Shares subject to the Performance Units, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f)    neither the grant of Performance Units nor any provision of this Agreement, the Plan, the Program or the policies adopted pursuant to the Plan or Program confer upon you any right with respect to employment or continuation of current employment and shall not interfere with the ability of your Employer to terminate your employment or service relationship (if any) at any time;

(g)     in the event that you are not an employee of the Company or any Affiliate, the Performance Units shall not be interpreted to form an employment contract or relationship with the Company or any Affiliate;

(h)    the future value of the Shares that may be earned upon the end of the Performance Period is unknown, indeterminable, and cannot be predicted with certainty;

(i)     in consideration of the grant of Performance Units hereunder, no claim or entitlement to compensation or damages arises from termination of Performance Units, and no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Units resulting from termination of your employment by the Company or an Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any) and you irrevocably release the Company and your Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim;

(j)    in the event of termination of your employment (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), your right to receive Performance Units and receive shares under the Plan and the Program, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period (e.g., active employment would not include a period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);

(k)    unless otherwise agreed with the Company, the Performance Units, the Shares subject to the Performance Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate of the Company;

(l)    except as otherwise provided in this Agreement or the Plan, the Performance Units and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

(m)    the following provisions apply only if you are providing services outside the United States:

    (A)    for employment law purposes outside the United States, the Performance Units, the Shares subject to the Performance Units, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including but not limited to for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar mandatory payments; and

    (B)    neither the Company, your Employer nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Performance Units or of any amounts due to you pursuant to the settlement of the Performance Units or the subsequent sale of any Shares acquired upon settlement.

X.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan and the Program, or your acquisition or sale of the underlying Shares. You should consult with your personal tax, legal and financial advisors regarding your participation in the Plan and the Program before taking any action related thereto.
XI.Notices. Any notices provided for in this Agreement, the Plan or the Program shall be given in writing or electronically and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail or equivalent foreign postal service, postage prepaid, addressed to you at such address as is currently maintained in the Company’s records or at such other address as you hereafter designate by written notice to the Company Stock Administrator. Such notices may be given using any automated system for the documentation, granting or settlement of Awards, such as a system using an internet website or interactive voice response, as approved by the Company.
XII.Resolutions, Plan and Program. This Agreement is subject to all of the provisions of the Resolutions, the Plan and the Program and their provisions are hereby made a part of this Agreement and incorporated herein by reference, including, without limitation, the provisions of Articles 5 and 9 of the Plan (relating to Performance-Based Compensation and Performance Awards, respectively) and Section 13.2 of the Plan (relating to adjustments upon changes in the Common Stock), and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Resolutions, the Plan and the Program, the provisions of the Plan shall control. Notwithstanding any provision of this Agreement or the Program to the contrary, any earned Performance Units paid in cash rather than Shares shall not be deemed to have been issued by the Company for any purpose under the Plan.
XIII.Code Section 409A. The time and form of payment of the Performance Units is intended to comply with the requirements of Section 409A and this Agreement shall be interpreted in accordance with Section 409A. Accordingly, no acceleration or deferral of any payment shall be permitted if it would cause the payment of the Performance Units to violate Section 409A. In addition, notwithstanding any provision herein to the contrary, in the event that following the Grant Date, the Committee determines that it may be necessary or appropriate to do so, the Committee may adopt such amendments to the Plan, Program and/or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Plan, Program and/or the Performance Units from the application of Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to this Award, or (b) comply with the requirements of Section 409A; provided, however, that this paragraph shall not create an obligation on the part of the Committee to adopt any such amendment, policy or procedure or take any such other action. No payment hereunder shall be made to you during the six (6)-month period following your “separation from service” (within the meaning of Section 409A) to the extent that the Company determines that paying such amount at the time set forth herein would be a prohibited distribution under Section 409A(a)(2)(B)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then within thirty (30) days following the end of such six (6)-month period (or, if earlier, your death), the Company shall pay to you (or to your estate) the cumulative amounts that would have otherwise been payable to you during such period, without interest.
XIV.Provisions Applicable to Participants in Foreign Jurisdictions. Notwithstanding any provision of this Agreement or the Program to the contrary, if you are employed by the Company or an Affiliate in any of the countries identified in the attached Appendix A (which constitutes a part of this Agreement), are subject to the laws of any foreign jurisdiction, or relocate to one of the countries included in the attached Appendix A, your award of Performance Units shall be subject to any additional terms and conditions for such country set forth in Appendix A and to the following additional terms and conditions:

(a)    the terms and conditions of this Agreement, including Appendix A, are deemed modified to the extent necessary or advisable to comply with applicable foreign laws or facilitate the administration of the Plan and the Program;

(b)    if applicable, the effectiveness of your Award is conditioned upon its compliance with any applicable foreign laws, regulations, rules or local governmental regulatory exemption and subject to receipt of any required foreign regulatory approvals;
(c)    to the extent necessary to comply with applicable foreign laws, the payment of any earned Performance Units shall be made in cash or Common Stock, at the Company’s election; and
(d)    the Committee may take any other action, before or after an award of Performance Units is made, that it deems necessary or advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.
Notwithstanding anything to the contrary contained herein, the Company shall not take any actions hereunder, and no Award of Performance Units shall be granted, and no Shares payable with respect to an Award shall be issued, that would violate the Securities Act, the Exchange Act, the Code, or any other securities or tax or other applicable law or regulation, or the rules of any Securities Exchange. Notwithstanding anything to the contrary contained herein, no Shares issuable with respect to an Award shall be issued unless such shares are then registered under the Securities Act, or, if such shares are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act and that the issuance satisfied all other applicable legal requirements.

XV.Data Privacy. In order for the Company to facilitate your participation in the Plan and the Program, the Company and your Employer must collect and use personal data about you. In accordance with applicable laws, reasonable security measures will be implemented and maintained to protect the security of your personal data; however, you understand that absolute security cannot be guaranteed.

You understand that the Company and your Employer may hold certain personal information about you, including your name, home address and telephone number, email address, date of birth, social insurance/security number (to the extent permitted under applicable local law), passport or other identification number, salary, nationality, job title/work history/service periods, residency status, citizenship, tax withholding and payroll data, any shares of stock or directorships held in the Company, details of all equity compensation or any other entitlement to Shares awarded, cancelled, vested, unvested or outstanding in your favor, for the purposes of implementing, administering and managing the Plan and the Program (“personal data”).

You authorize the transfer of your personal data to Merrill Lynch Bank & Trust Co., FSB, or any successor thereto, and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing your participation in the Plan and the Program to receive, possess, use, retain and transfer your personal data, in electronic or other form, for the purpose of implementing, administering and managing your participation in the Plan and the Program, including any requisite transfer of such personal data as may be required to any other broker, escrow agent or other third party with whom the Shares received in settlement of the Performance Units may be deposited. You understand that such authorized recipients of your personal data may be located in countries that do not provide the same level of data privacy laws and protections as the country in which your personal data originated. Transfers of personal data among Company and its group entities follow applicable laws and our Binding Corporate Rules (BCRs). For more information on

Company’s BCRs, please visit http://www.amgen.com/bcr/. You acknowledge that the collection, use and transfer of your personal data is necessary to facilitate to your participation in the Plan, as well as to grant you Performance Units or other equity awards and administer or maintain such awards.

You may correct or update your personal data previously provided to Company, by completing the form located at https://preferences.amgen.com. Subject to applicable law, you may have additional rights, including the right to object and/or request destruction of your personal data. To exercise these rights, where applicable, please contact your local human resources representative.

XVI.Language. By electing to accept this Agreement, you acknowledge that you are sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. Furthermore, if you have received this Agreement or any other document related to the Plan and/or the Program translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
XVII.Governing Law and Venue. The terms of this Agreement shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws. For purposes of litigating any dispute that arises hereunder, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of the State of Delaware, or the federal courts for the United States for the federal district located in the State of Delaware, and no other courts, where this Agreement is made and/or to be performed.
XVIII.Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.
XIX.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan and/or the Program (including this Agreement) by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
XX.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan and the Program, on the Performance Units and on any Shares acquired under the Plan and the Program, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
XXI.Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other grantee.
XXII.Headings. This Agreement’s section headings are for convenience only and shall not constitute a part of this Agreement or affect this Agreement’s meaning.

Very truly yours,
AMGEN INC.

By:___________________________
Name:
Title:

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS OF THE
AMENDED AND RESTATED
AMGEN INC. 2009 EQUITY INCENTIVE PLAN,
AS AMENDED AND/OR RESTATED FROM TIME TO TIME

AWARD OF PERFORMANCE UNITS
(BY COUNTRY)

Certain capitalized terms used but not defined in this Appendix A shall have the meanings set forth in the Plan and/or the Agreement to which this Appendix is attached.

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern any Performance Units granted under the Plan if, under applicable law, you are a resident of, are deemed to be a resident of or are working in one of the countries listed below.  Furthermore, the additional terms and conditions that govern the Performance Units granted hereunder may apply to you if you transfer employment and/or residency to one of the countries listed below and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you.

NOTIFICATIONS

This Appendix also includes notifications relating to exchange control and other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries to which this Appendix refers as of October 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications herein as the only source of information relating to the consequences of your participation in the Plan because the information may be outdated when you acquire Shares under the Plan, or when you subsequently sell Shares acquired under the Plan and the Program.

In addition, the notifications are gen eral in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you or you may be subject to the provisions of one or more jurisdictions.

APPENDIX A-1

ALL NON-U.S. JURISDICTIONS

TERMS AND CONDITIONS

Issuance of Certificates; Tax Withholding. The following provision supplements Section V. of the Agreement:

In the event the Company withholds or accounts for Tax Obligations by considering maximum applicable rates in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash and will not be entitled to the equivalent amount in Shares, or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any additional Tax Obligations directly to the applicable tax authority or to the Company and/or your Employer.

NOTIFICATIONS

Insider Trading Restrictions/Market Abuse Laws. You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions including the United States and your country or your broker’s country, if different, which may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Performance Units) or rights linked to the value of Shares (e.g., Dividend Equivalents) during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you place before you possessed inside information. Furthermore you could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  You are responsible for ensuring your compliance with any applicable restrictions and you should speak with your personal legal advisor on this matter.

Foreign Asset/Account, Tax Reporting Information. Your country of residence may have certain foreign asset and/or account reporting requirements which may affect your ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any Dividends or Dividend Equivalents received, or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside of your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country within a certain time after receipt. You are responsible for ensuring your compliance with such regulations, and you should speak with your personal legal advisor on this matter.

APPENDIX A-2

ALL EUROPEAN ECONOMIC AREA (“EEA”) / EUROPEAN UNION (“EU”) JURISDICTIONS, UNITED KINGDOM AND SWITZERLAND

TERMS AND CONDITIONS

Data Privacy Notice.  This provision replaces Section XV of the Agreement:

Please refer to the Fair Processing Notice previously provided by your local human resources representative, which notice governs the collection, use and transfer of your personal data necessary for the Company to facilitate your participation in the Plan and the Program. If you have any questions or concerns regarding the Fair Processing Notice, including questions about your rights afforded thereunder, you should contact your local human resources representative or send an email to staffing-hrconnect@amgen.com.
For purposes of implementing, administering and managing the Plan, Company and your Employer may hold certain personal data about you, including your name, home address and telephone number, email address, date of birth, social insurance/security number (to the extent permitted under applicable local law), passport or other identification number, salary, nationality, job title/work history/service periods, residency status, citizenship, tax withholding and payroll data, any shares of stock or directorships held in the Company, details of all equity compensation or any other entitlement to Shares awarded, cancelled, vested, unvested or outstanding in your favor (“personal data”).
You authorize the transfer of your personal data to Merrill Lynch Bank & Trust Co., FSB, or any successor thereto, and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing your participation in the Plan and the Program to receive, possess, use, retain and transfer your personal data, in electronic or other form, for the purpose of implementing, administering and managing your participation in the Plan and the Program, including any requisite transfer of such personal data as may be required to any other broker, escrow agent or other third party with whom the Shares received in settlement of the Performance Units may be deposited.

ARGENTINA

TERMS AND CONDITIONS

Labor Law Acknowledgement.  The following provision supplements Section IX of the Agreement:

In accepting the grant of Performance Units, you acknowledge, understand and agree that the grant of the Performance Units is made by the Company (not your Employer) in its sole discretion and that the value of the Performance Units or any Shares acquired under the Plan and the Program shall not constitute salary or wages for any purpose under Argentine labor law including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.

NOTIFICATIONS

Securities Law Information.  Neither the Performance Units nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina.

APPENDIX A-3

Exchange Control Information.  Exchange control regulations in Argentina are subject to frequent change.  You should consult with your personal legal advisor regarding any exchange control obligations that you may have prior to receiving proceeds from Dividend Equivalents, the sale of Shares or dividends.  You must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with your participation in the Plan and the Program.

Foreign Asset/Account Reporting Information. If you are an Argentine resident, you are required to report certain information regarding any Shares you hold as of December 31 each year to the Argentine tax authorities on your annual tax return.

AUSTRALIA

NOTIFICATIONS

Australia Offer Document. The offer of the Award is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the Offer of Performance Units to Australian Resident Employees.

Tax Information. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the Performance Units granted under the Plan, such that the Performance Units are intended to be subject to deferred taxation.

Exchange Control Information. If you are an Australian resident, exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf. If there is no Australian bank involved in the transfer, you will be required to file the report.

AUSTRIA

NOTIFICATIONS

Foreign Asset/Account Reporting Information.  If you are an Austrian resident and you hold Shares acquired under the Plan and the Program outside of Austria, you may be subject to reporting obligations to the Austrian National Bank.

Exchange Control Information. A separate reporting requirement applies when you sell Shares acquired under the Plan and the Program, receive a cash Dividend paid on such Shares or Dividend Equivalents paid in cash. In that case, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all cash accounts abroad meets or exceeds a specified threshold, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM

NOTIFICATIONS

Tax Reporting; Foreign Asset/Account Reporting Information.  If you are a Belgian resident, you are required to report any taxable income attributable to the Award granted hereunder on your annual tax return. You are also required to report any securities (e.g., Shares acquired under the Plan and the Program) held and bank accounts (including brokerage accounts) opened and maintained outside of Belgium on your annual tax return. The first time you report the
APPENDIX A-4

foreign security and/or bank account on your annual income tax return you will have to provide the National Bank of Belgium Central Contact Point with the account details of any such foreign accounts (including the account number, bank name and country in which such account was opened) in a separate form. This report, as well as information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

Stock Exchange Tax Information.  A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will apply when Shares acquired under the Plan and the Program are sold. It is your responsibility to comply with this tax obligation and you should consult your personal tax advisor for additional details on your obligations with respect to the stock exchange tax.

Annual Securities Accounts Tax Information.  An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the Plan and the Program) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. It is your responsibility to comply with this obligation and you should consult with your personal tax or financial advisor for additional details.

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By accepting the Performance Units, you acknowledge that you agree to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the vesting of the Performance Units, the sale of Shares acquired under the Plan and the Program, the payment of Dividends on such Shares and the receipt of any Dividend Equivalents paid in cash.

Nature of Grant. This provision supplements Section IX of the Agreement:

In accepting the grant of Performance Units, you acknowledge (i) that you are making an investment decision, (ii) that the Shares will be issued to you only if the vesting conditions are met and any necessary services are rendered by you during the vesting period set forth in the Vesting Schedule, and (iii) that the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to you.

NOTIFICATIONS

Exchange Control Information. If you are resident or domiciled in Brazil, you will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights on December 31 of each year exceeds US$1,000,000. If such amount exceeds US$100,000,000, the referenced declaration must be submitted quarterly, in the month following the end of each quarter. Assets and rights that must be reported include the following: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Shares acquired under the Plan and the Program; (vii) financial derivatives investments; and (viii) other investments, such as real estate. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside of Brazil valued at less than US$1,000,000 are not required to submit a declaration.
APPENDIX A-5

BULGARIA

Foreign Asset/Account Reporting Information. You will be required to annually file statistical forms with the Bulgarian National Bank regarding your receivables in bank accounts abroad as well as your securities abroad (e.g., Shares acquired under the Plan) if the total sum of all such receivables and securities equals or exceeds BGN 50,000 as of the previous calendar year-end.  The reports are due by March 31. You should contact your bank in Bulgaria for additional information regarding this requirement.

CANADA

TERMS AND CONDITIONS

Termination of Service. This provision supplements Section IX(j) of the Agreement:

in the event of involuntary termination of your employment (regardless of the reason for such termination and whether or not later found to be invalid or unlawful, including for breaching employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), your right to receive an Award and vest in such Award under the Plan and the Program, if any, will terminate effective as of the date that is the earlier of: (1) the date you receive written notice of termination of employment from the Company or your Employer, or (2) the date you are no longer actively employed by the Company or your Employer regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. Your right, if any, to acquire Shares pursuant to an Award after termination of employment will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law. You will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which your right to vest terminates, nor will you be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, your right to vest in the Performance Units, if any, will terminate effective as of the last day of your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting;

Form of Settlement - Performance Units Payable Only in Shares.  Notwithstanding any discretion in Section 9.5 of the Plan or the Program or anything to the contrary in the Agreement, the Award does not provide any right for you, as a resident of Canada, to receive a cash payment and shall be paid in Shares only.

The following provisions will apply to you if you are a resident of Quebec:

Language Consent.  The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention (« Agreement »), ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy Notice.  This provision supplements Section XV of the Agreement:

APPENDIX A-6

You hereby authorize the Company and the Company’s representative to discuss with and obtain all relevant information from all personnel (professional or not) involved in the administration of the Plan and the Program. You further authorize the Company, your Employer and Merrill Lynch Bank & Trust Co., FSB (or any other stock plan service provider) to disclose and discuss your participation in the Plan with their advisors. You also authorize the Company and your Employer to record such information and keep it in your file.

NOTIFICATIONS

Securities Law Information. You are permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (e.g., the Nasdaq Global Select Market).

Foreign Asset/Account Reporting Information. Specified foreign property, including Shares, stock options and other rights to receive Shares (e.g., Performance Units) of a non-Canadian company held by a Canadian resident employee generally must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the employee’s specified foreign property exceeds C$100,000 at any time during the year. Thus, such stock options and Performance Units must be reported – generally at nil cost – if the C$100,000 cost threshold is exceeded because other specified foreign property is held by the employee. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if the employee owns other shares of the same company, this ACB may have to be averaged with the ACB of the other shares.

CHINA

TERMS AND CONDITIONS

The following terms apply only to individuals who are subject to exchange control restrictions in the People’s Republic of China (the “PRC”), as determined by the Company in its sole discretion:

Vesting of the Performance Units. Notwithstanding anything to the contrary in Article 7.1 of the Program, if your employment with the Company or an Affiliate terminates at any time during the Performance Period, you shall forfeit all Performance Units.

Sale Requirement. Notwithstanding anything to the contrary in the Agreement, due to exchange control laws in the PRC, you agree that the Company reserves the right to require the immediate sale of any Shares acquired upon settlement of the Performance Units. You understand and agree that any such immediate sale of Shares will occur as soon as is practical following settlement of the Performance Units. Alternatively, if the Shares are not immediately sold upon settlement of the Performance Units, the Company will require the sale of any Shares you may then hold within six (6) months (or such other period as may be required under applicable legal or exchange control requirements) following the termination of your employment with the Company, including its Affiliates.

You agree that the Company is authorized to instruct Merrill Lynch Bank & Trust Co., FSB or such other designated broker as may be selected by the Company to assist with the sale of the Shares on your behalf pursuant to this authorization, and you expressly authorize such broker to complete the sale of such Shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate the sale of the Shares (including, without limitation, as to the transfers of the proceeds
APPENDIX A-7

and other exchange control matters noted below) and to otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. Upon the sale of the Shares, you will receive the cash proceeds from the sale, less any applicable Tax Obligations, brokerage fees or commissions, in accordance with applicable exchange control laws and regulations.

You acknowledge that Merrill Lynch Bank & Trust Co., FSB or such other designated broker as may be selected by the Company is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between the settlement date and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the Shares on the settlement date (which is the amount relevant to determining your liability for Tax Obligations). You understand and agree that the Company is not responsible for the amount of any loss that you may incur and that the Company assumes no liability for any fluctuations in the Share price and/or any applicable exchange rate.

Designated Broker Account. If Shares issued upon the settlement of the Performance Units are not immediately sold, you acknowledge that you are required to maintain the Shares in an account with Merrill Lynch Bank & Trust Co., FSB or such other designated broker as may be selected by the Company until the Shares are sold through such Company-designated broker.

Exchange Control Requirements. You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the sale of the Shares issued upon settlement of the Performance Units and from the receipt of any Dividends or Dividend Equivalents to China. You further understand that, under applicable laws, such repatriation of your cash proceeds will need to be effectuated through a special exchange control account established by the Company or any Affiliate, including your Employer, and you hereby consent and agree that any proceeds may be transferred to such special account prior to being delivered to you. You also understand that the Company will deliver the proceeds to you as soon as possible, but that there may be delays in distributing the funds to you due to exchange control requirements in China. Proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to you in local currency, the Company is under no obligation to secure any particular currency conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

COLOMBIA

TERMS AND CONDITIONS

Labor Law Acknowledgement. The following provision supplements Section IX of the Agreement:

You acknowledge that pursuant to Article 15 of Law 50/1990 (Article 128 of the Colombian Labor Code), the Plan, the Program and related benefits do not constitute a component of “salary” for any purpose. Therefore, they are considered to be of an extraordinary nature and will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amounts, subject to the limitations provided in Law 1393/2010.

APPENDIX A-8

NOTIFICATIONS

Securities Law Information. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.

Exchange Control Information. Investment in assets located abroad (such as Shares acquired under the Plan and the Program) does not require prior approval from the Central Bank (Banco de la República). Nonetheless, such investments are subject to registration before the Central Bank as foreign investments held abroad, regardless of value. In addition, you must file an annual informative return with the local tax authority detailing assets you hold abroad, which must include the Shares acquired at vesting (every year as long as you keep them). This obligation is only applicable if the assets held abroad exceed the amount of 2,000 Tax Units (approx. US $22.000).

Any payments for your investment originating in Colombia (and the liquidation of such investments) must be transferred through the Colombian foreign exchange market (e.g., local banks), which includes the obligation to correctly complete and file the appropriate foreign exchange form (declaración de cambio).

CROATIA

NOTIFICATIONS

Exchange Control Information. Croatian residents may be required to report any foreign investments (including Shares acquired under the Plan and the Program) to the Croatian National Bank for statistical purposes. You should be aware that exchange control regulations in Croatia are subject to frequent change and you are solely responsible for ensuring your continued compliance with current Croatian exchange control laws.

CZECH REPUBLIC

NOTIFICATIONS

Exchange Control Information. A Czech resident may be required to notify the Czech National Bank (“CNB”) of the acquisition of Shares under the Plan or maintenance of a foreign account if (i) he or she maintains foreign direct investments with a value of 2,500,000 Kč or more in the aggregate, (ii) he or she maintains other foreign financial assets with a value of 200,000,000 Kč or more, or (iii) the Czech resident is specifically requested to do so by the CNB.

DENMARK

TERMS AND CONDITIONS

Danish Stock Option Act. In accepting the Performance Units, you acknowledge that you have received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. To the extent more favorable to you and required to comply with the Stock Option Act, as amended with effect from January 1, 2019.

NOTIFICATIONS

Foreign Asset/Account Reporting Information.  The requirement to report certain information to the Danish Tax Administration via Form V or K was eliminated effective January 1, 2019.
APPENDIX A-9

However, you still must report the foreign bank/brokerage accounts and their deposits, and Shares held in a foreign bank or brokerage account in your tax return under the section on foreign affairs and income.

EGYPT

NOTIFICATIONS

Exchange Control Information. If you transfer funds into Egypt in connection with the Performance Units, you are required to transfer the funds through a registered bank in Egypt.

FINLAND

NOTIFICATIONS

Foreign Asset/Account Reporting Information. There are no specific reporting requirements with respect to foreign assets/accounts. However, please note that you must check your pre-completed tax return to confirm that the ownership of Shares and other securities (foreign or domestic) are correctly reported. If you find any errors or omissions, you must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities.

FRANCE

TERMS AND CONDITIONS

Language Consent. By accepting the Award, you confirm having read and understood the Plan and Agreement which were provided in the English language. You accept the terms of these documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant l’prix, vous confirmez avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. French residents and non-residents must declare to the Customs Authorities the cash and securities they import or export without the use of a financial institution when the value of such cash or securities exceeds €10,000. French residents also must report all foreign bank and brokerage accounts on an annual basis (including accounts opened or closed during the tax year) on Form N° 3916, together with the income tax return. Failure to comply could trigger significant penalties.

GERMANY

NOTIFICATIONS

Foreign Asset/Account Reporting Information. If your acquisition of Shares under the Plan leads to a qualified participation at any point during the calendar year, you will need to report the acquisition when you file your tax return for the relevant year. A qualified participation is attained only in the unlikely event (i) you own at least 1% of the Company and the value of the
APPENDIX A-10

Shares acquired exceeds €150,000 or (ii) you hold Shares exceeding 10% of the Company’s total Common Stock.

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of Shares or the receipt of Dividends or Dividend Equivalents), the report must be made by the 5th day of the month following the month in which the payment was received and must be filed electronically. The form of report (Allgemeines Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. You are responsible for satisfying any applicable reporting obligation.

GREECE

NOTIFICATIONS

Foreign Asset/Account Reporting Information. The reporting of foreign assets (including Shares and other investments) is your own obligation and takes place through your annual tax return.

HONG KONG

TERMS AND CONDITIONS

Form of Settlement - Performance Units Payable Only in Shares.  Notwithstanding any discretion in Section 9.5 of the Plan or the Program or anything to the contrary in the Agreement, the Award does not provide any right for you, as a resident of Hong Kong, to receive a cash payment and shall be paid in Shares only.

Sale of Shares.  Shares received at vesting are accepted as a personal investment. In the event that Shares are issued in respect of Performance Units within six (6) months of the Grant Date, you agree that you will not offer to the public or otherwise dispose of such Shares prior to the six (6)-month anniversary of the Grant Date.

NOTIFICATIONS

SECURITIES WARNING:  The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the offer. If you are in doubt about any of the contents of the Agreement, including this Appendix, or the Plan, you should obtain independent professional advice. The Performance Units and any Shares issued in respect of the Performance Units do not constitute a public offering of securities under Hong Kong law and are available only to members of the Board and Employees. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Performance Units and any documentation related thereto are intended solely for the personal use of each member of the Board and/or Employee and may not be distributed to any other person.

HUNGARY

There are no country-specific provisions.

APPENDIX A-11

ICELAND

NOTIFICATIONS

Exchange Control Information. Approval by the Central Bank of Iceland is no longer required to participate in the Plan and the Program, regardless of the value of the Shares acquired under the Plan and the Program. Despite the recent relaxation of the exchange control requirements, you should consult with your personal advisor to ensure compliance with applicable exchange control regulations in Iceland as such regulations are subject to frequent change. You are responsible for ensuring compliance with all exchange control laws in Iceland.

INDIA

NOTIFICATIONS

Exchange Control Information.  You understand that you must repatriate any cash Dividends paid on Shares acquired under the Plan and the Program to India or any Dividend Equivalents paid in cash, as well as any proceeds from the sale of Shares within a prescribed period of time (currently, within one hundred and eighty (180) days of receipt of cash Dividends or Dividend Equivalents, and within ninety (90) days of receipt of sale proceeds), or such other period of time as may be required under applicable regulations. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency, and you must maintain the FIRC as proof of repatriation of funds in the event that the Reserve Bank of India or your Employer requests proof of repatriation. It is your responsibility to comply with these requirements.

Foreign Asset/Account Reporting Information. You are required to declare foreign bank accounts and any foreign financial assets (including Shares held outside of India) in your annual tax return. It is your responsibility to comply with this reporting obligation and you should consult your personal tax advisor in this regard.

IRELAND

TERMS AND CONDITIONS

Nature of Grant.  This provision supplements Section IX of the Agreement:

In accepting the grant of Performance Units, you acknowledge that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.

ITALY

TERMS AND CONDITIONS

Nature of Grant. In accepting the grant of Performance Units, you acknowledge that (1) you have received a copy of the Plan, the Program, the Agreement and this Appendix; (2) you have reviewed the applicable documents in their entirety and fully understand the contents thereof; and (3) you accept all provisions of the Plan, the Program, the Agreement and this Appendix.

You further acknowledge that you have read and specifically and explicitly approve, without limitation, the following sections of the Agreement: Section III, Section IV, Section V, Section IX, Section IV, Section XVI, Section XX and the Data Privacy Notice for All European Economic Area (“EEA”) / European Union (“EU”) Jurisdictions, United Kingdom and Switzerland in this Appendix.
APPENDIX A-12

NOTIFICATIONS

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Foreign Financial Assets Tax. The fair market value of any Shares held outside of Italy is subject to a foreign assets tax at a flat rate. The market value is considered to be the value of the Shares on the Nasdaq Global Select Market on December 31 of the applicable year in which you held the Shares (or when the Shares are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year). No tax payment duties arise if the amount of the foreign financial assets tax calculated on all financial assets held abroad does not exceed a certain threshold. You should consult with your personal tax advisor about the foreign financial assets tax.

JAPAN

NOTIFICATIONS

Foreign Asset/Account Reporting Information. You will be required to report to the Japanese tax authorities details of any assets held outside of Japan as of December 31st (including any Shares acquired under the Plan and the Program) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to include in the report details of any Shares or cash that you hold.

KOREA

NOTIFICATIONS

Foreign Asset/Account Reporting Information. You are required to declare all foreign financial accounts (e.g. non-Korean bank accounts, brokerage accounts holding Shares, etc.) to the Korean tax authority and file a report regarding such accounts if the monthly balance of such accounts exceeds a certain threshold on any month-end date during a calendar year. It is your responsibility to comply with this reporting obligation and you should consult your personal tax advisor to ensure compliance with this requirement.

LEBANON

NOTIFICATIONS

Securities Law Information. The Plan does not constitute the marketing or offering of securities in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offerings under the Plan are being made only to eligible Employees of your Employer, the Company or an Affiliate.

LITHUANIA

NOTIFICATIONS
APPENDIX A-13

Foreign Asset/Account Reporting Information. If you (i) hold certain job positions established by the law or (ii) donate to political parties or political campaigners, you must file an Annual Asset Return of the Individual (Family) in Form No. FR0001 with respect to assets held outside of Lithuania (e.g., Shares). If you open an account in a foreign financial institution and annual turnover in the account exceeds EUR 15,000, you must file a foreign account report.

MEXICO

TERMS AND CONDITIONS

Acknowledgement of the Grant.  In accepting the Award granted hereunder, you acknowledge that you have received a copy of the Plan and the Program, have reviewed the Plan and the Program and the Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan, the Program and the Agreement, including this Appendix. You further acknowledge that you have read and specifically and expressly approve the terms and conditions of Section IX of the Agreement, in which the following is clearly described and established:
(1)    Your participation in the Plan and the Program do not constitute an acquired right.

(2)    The Plan and your participation in the Plan and the Program are offered by Amgen Inc. on a wholly discretionary basis.

(3)    Your participation in the Plan and the Program is voluntary.

(4)    Amgen Inc. and its Affiliates are not responsible for any decrease in the value of any Shares issued with respect to the Award.

Labor Law Acknowledgement and Policy Statement.  In accepting any Award granted hereunder, you expressly recognize that Amgen Inc., with registered offices at One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of Shares do not constitute an employment relationship between you and Amgen Inc. since you are participating in the Plan on a wholly commercial basis and your sole employer is Amgen Mexico S.A. de C.V. (“Amgen-Mexico”). Based on the foregoing, you expressly recognize that the Plan and the Program and the benefits that you may derive from participation in the Plan and the Program do not establish any rights between you and your Employer, Amgen-Mexico, and do not form part of the employment conditions and/or benefits provided by Amgen-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan and the Program is as a result of a unilateral and discretionary decision of Amgen Inc.; therefore, Amgen Inc. reserves the absolute right to amend and/or discontinue your participation in the Plan at any time without any liability to you.

Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against Amgen Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to Amgen Inc., its Affiliates, stockholders, officers, agents or legal representatives with respect to any claim that may arise.

Spanish Translation
APPENDIX A-14

Reconocimiento del Otorgamiento.  Al aceptar cualquier Otorgamiento de Acciones bajo el presente documento, usted reconoce que ha recibido una copia del Plan y del Programa, que ha revisado el Plan y el Programa, así como también el Apéndice en su totalidad, además que comprende y está de acuerdo con todas las disposiciones tanto del Plan, del Programa y del Otorgamiento, incluyendo este Apéndice. Asimismo, usted reconoce que ha leído y manifiesta específicamente y expresamente la conformidad con los términos y condiciones establecidos en la Sección IX del Acuerdo del Otorgamiento, en los que se establece y describe claramente que:

(1)    Su participación en el Plan y en el Programa de ninguna manera constituye un derecho adquirido.

(2)    Su participación en Plan y en el Programa son ofrecidos por Amgen Inc. de forma completamente discrecional.

(3)    Su participación en el Plan y en el Programa es voluntaria.

(4)    Amgen Inc. y sus Afiliados no son responsables de ninguna disminución en el valor de las Acciones Comunes emitidas mediante el Plan.

Reconocimiento de la Ley Laboral y Declaración de Política. Al aceptar cualquier Otorgamiento bajo el presente, usted reconoce expresamente que Amgen Inc., con oficinas registradas localizadas en One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., es la única responsable de la administración del Plan y que su participación en el mismo y la adquisición de Acciones Comunes no constituyen de ninguna manera una relación laboral entre usted y Amgen Inc., debido a que su participación en el Plan es únicamente una relación comercial y que su único empleador es Amgen Mexico S.A. de C.V. (“Amgen-Mexico”). Derivado de lo anterior, usted reconoce expresamente que el Plan y el Programa y los beneficios a su favor que pudieran derivar de la participación en el mismo, no establecen ningún derecho entre usted y su empleador, Amgen – México, y no forman parte de las condiciones laborales y/o los beneficios otorgados por Amgen – México, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o desmejora de los términos y condiciones de su trabajo.

Asimismo, usted entiende que su participación en el Plan y en el Programa es resultado de la decisión unilateral y discrecional de Amgen Inc., por lo tanto, Amgen Inc. se reserva el derecho absoluto de modificar y/o descontinuar su participación en el Plan en cualquier momento y sin ninguna responsabilidad para usted.

Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de Amgen Inc., por cualquier compensación o daños y perjuicios, en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia usted exime amplia y completamente a Amgen Inc. de toda responsabilidad, como así también a sus Afiliadas, accionistas, directores, agentes o representantes legales con respecto a cualquier demanda que pudiera surgir.

NOTIFICATIONS

Securities Law Information. The Performance Units and the Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Performance Units may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and your Employer and these materials should not be
APPENDIX A-15

reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Amgen-Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

NOTIFICATIONS

Securities Law Information.

NORWAY

NOTIFICATIONS

Foreign Asset/Account Reporting Information. Norwegian residents may be subject to foreign asset reporting as part of their ordinary tax return. Norwegian banks, financial institutions, limited companies etc. must report certain information to the Tax Administration. Such information may then be pre-completed in a Norwegian resident’s tax return. However, if the resident has traded, or is the owner of, financial instruments (e.g., Shares) not pre-completed in the tax return, the Norwegian resident must enter this information in Form RF-1159, which is an appendix to the tax return.

Exchange Control Information. In general, Norwegian residents should not be subject to any foreign exchange requirements in connection with their acquisition or sale of Shares under the Plan, except normal reporting requirements to the Norwegian Currency Registry. If any transfer of funds into or out of Norway is made through a Norwegian bank, the bank will make the registration.

POLAND

NOTIFICATIONS

Foreign Asset/Account Reporting Information.  Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must file reports with the National Bank of Poland if the aggregate value of Shares and cash held in such foreign accounts exceeds PLN 7,000,000. If required, the reports are due on a quarterly basis by the 20th day following the end of each quarter and must be filed on special forms available on the website of the National Bank of Poland.

Exchange Control Information. In addition, Polish residents are required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000 (or PLN 15,000 if such transfer of funds is associated with the business activity of a consultant)). You must store all documents connected with any foreign exchange transactions you engage in for a period of five (5) years from the end of the year when such transactions were made. Penalties may apply for failure to comply with exchange control requirements.

APPENDIX A-16

PORTUGAL

TERMS AND CONDITIONS
Consent to Receive Information in English. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan, the Program and Agreement.

Conhecimento da Lingua. Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano, no Programa e no Acordo.

ROMANIA

NOTIFICATIONS

Exchange Control Information. Certain transfers of funds may need to be reported to the National Office for Prevention and Control of Money Laundering on specific forms by the relevant bank or financial institution. If you deposit proceeds from the sale of Shares or the receipt of Dividends or Dividend Equivalents in a bank account in Romania, you may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. You should consult with a legal advisor to determine whether you will be required to submit such documentation to the Romanian bank.

RUSSIA

TERMS AND CONDITIONS

Exchange Control Requirements. You may be required to repatriate certain cash amounts received with respect to the Award to Russia (e.g., cash Dividends, sale proceeds) as soon as you intend to use those cash amounts for any purpose, including reinvestment. If the repatriation requirement applies, such funds must initially be credited to you through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws.

Under the Directive N 5371-U of the Russian Central Bank (the “CBR”), the repatriation requirement may not apply in certain cases with respect to cash amounts received in an account that is considered by the CBR to be a foreign brokerage account. Statutory exceptions to the repatriation requirement also may apply.

You should consult with your personal legal advisor to determine the applicability of the repatriation requirement to any cash received in connection with your participation in the Plan and to ensure compliance with any applicable exchange control requirements.

Securities Law Requirements.  The Award granted hereunder, the Agreement, including this Appendix, the Program, the Plan and all other materials you may receive regarding your participation in the Plan and the Program or the Award granted hereunder do not constitute advertising or an offering of securities in Russia. The issuance of Shares in respect of the Award has not and will not be registered in Russia; therefore, such Shares may not be offered or placed in public circulation in Russia.

In no event will Shares acquired under the Plan and the Program be delivered to you in Russia; all Shares will be maintained on your behalf in the United States.

APPENDIX A-17

You are not permitted to sell any Shares acquired under the Plan and the Program directly to a Russian legal entity or resident.

Labor Law Acknowledgement. You acknowledge that if you continue to hold Shares acquired under the Plan and the Program after an involuntary termination of your employment, you will not be eligible to receive unemployment benefits in Russia.

Data Privacy Notice. The following provision supplements Section XV of the Agreement:

You understand and agree that you must complete and return a Consent to Processing of Personal Data (the “Consent”) form to the Company. Further, you understand and agree that if you do not complete and return a Consent form to the Company, the Company will not be able to administer or maintain the Performance Units. Therefore, you understand that refusing to complete a Consent form or withdrawing your consent may affect your ability to participate in the Plan.

NOTIFICATIONS

Foreign Asset/Account Reporting Information.  Russian residents are required to file the following reports or notifications with the Russian tax authorities, if applicable: (i) annual cash flow reporting for an offshore brokerage account (due by June 1 each year for the previous year, with the first reporting due by June 1, 2022 for calendar year 2021); (ii) financial asset (including Shares) reporting for an offshore brokerage account (due by June 1 each year for the previous year, with the first reporting due by June 1, 2022 for calendar year 2021); and (ii) a one-time notification within one (1) month of opening, closing, or changing details of an offshore brokerage account. You are encouraged to contact your personal tax advisor before remitting your proceeds from participation in the Plan to Russia to ensure compliance with applicable requirements.

Anti-Corruption Legislation Information. Individuals holding public office in Russia, as well as their spouses and dependent children, may be prohibited from opening or maintaining a foreign brokerage or bank account and holding any securities, whether acquired directly or indirectly, in a foreign company (including Shares acquired under the Plan and the Program). You should consult with your personal legal advisor to determine whether this restriction applies to your circumstances.

SINGAPORE

TERMS AND CONDITIONS

Restriction on Sale and Transferability. You hereby agree that any Shares acquired pursuant to the Performance Units will not be offered for sale in Singapore prior to the six (6)-month anniversary of the Grant Date, unless such sale or offer is made pursuant to one or more exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA” ), or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

NOTIFICATIONS

Securities Law Information. The grant of the Performance Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements under the SFA, and is not made with a view to the Performance Units being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
APPENDIX A-18

Director Notification Requirement. Directors (including alternate, substitute, associate and shadow directors) of a Singapore Affiliate are subject to certain notification requirements under the Singapore Companies Act , regardless of whether they are resident or employed in Singapore. Directors of a Singapore Affiliate must notify the Singapore Affiliate in writing of an interest (e.g., Performance Units, Shares, etc.) in the Company or any related company within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming a director.

SLOVAK REPUBLIC

There are no country-specific provisions.

SLOVENIA

There are no country-specific provisions.

SPAIN

TERMS AND CONDITIONS

Labor Law Acknowledgement.  The following provision supplements Section IX of the Agreement:

By accepting the Award granted hereunder, you consent to participation in the Plan and the Program and acknowledge that you have received a copy of the Plan and the Program.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant the Award under the Plan and the Program to individuals who may be members of the Board or Employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that the Awards granted will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis, other than as expressly set forth in the applicable Agreement, including this Appendix. Consequently, you understand that the Award granted hereunder is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant of the Award since the future value of the Award and any Shares that may be issued in respect of such Award is unknown and unpredictable. In addition, you understand that the Award granted hereunder would not be made but for the assumptions and conditions referred to above; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Award or right to the Award shall be null and void.

Further, the vesting of the Performance Units is expressly conditioned your continued and active rendering of service, such that if your employment terminates for any reason whatsoever, the Performance Units may cease vesting immediately, in whole or in part, effective on the date of your termination of employment (unless otherwise specifically provided in Section I of the Agreement). This will be the case, for example, even if (1) you are considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) you terminate service due to a change of work location, duties or any other employment or contractual condition; (4) you terminate service due to a unilateral breach of contract by the Company or an Affiliate; or
APPENDIX A-19

(5) your employment terminates for any other reason whatsoever. Consequently, upon termination of your employment for any of the above reasons, you may automatically lose any rights to Performance Units that were not vested on the date of your termination of employment, as described in the Plan and the Agreement.
You acknowledge that you have read and specifically accept the conditions referred to in Section I of the Agreement.

NOTIFICATIONS

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Information. If you acquire Shares under the Plan, you must declare the acquisition to the Direccion General de Comercio e Inversiones (“DGCI”). If you acquire the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for you; otherwise, you will be required to make the declaration by filing a D-6 form. You must declare ownership of any Shares with the DGCI each January while the Shares are owned and must also report, in January, any sale of Shares that occurred in the previous year for which the report is being made, unless the sale proceeds exceed the applicable threshold, in which case the report is due within one (1) month of the sale.

Foreign Asset/Account Reporting Information.  You are required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.

To the extent that you hold Shares and/or have bank accounts outside of Spain with a value in excess of €50,000 (for each type of asset) as of December 31 each year, you will be required to report information on such assets in your tax return (tax form 720) for such year. After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than €20,000 or if you sell or otherwise dispose of previously-reported Shares or accounts. If the value of such Shares and/or accounts as of December 31 does not exceed €50,000, a summarized form of declaration may be presented.

SWEDEN

TERMS AND CONDITIONS

Authorization to Withhold. This provision supplements Section III of the Agreement:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax Obligations as set forth in the Agreement, in accepting the Performance Units, you authorize the Company to withhold Shares or to sell Shares otherwise issuable to you upon vesting or settlement to satisfy Tax Obligations, regardless of whether the Company and/or Employer have an obligation to withhold such Tax Obligations, provided that such withholding would not, in the Company’s determination, result in adverse accounting consequences to the Company

APPENDIX A-20

SWITZERLAND

NOTIFICATIONS

Securities Law Information.   Neither this document nor any other materials relating to the Performance Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available to any person other than an employee of the Company or one of its Subsidiaries in Switzerland or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

TAIWAN

NOTIFICATIONS

Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of Shares or the receipt of Dividends or Dividend Equivalents) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, you must also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

NOTIFICATIONS

Exchange Control Information. If proceeds from the sale of Shares or the receipt of any Dividends or Dividend Equivalents exceed US$1,000,000, you must (i) immediately repatriate such funds to Thailand and (ii) report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form. In addition, within three hundred and sixty (360) days of repatriation, you must either convert any funds repatriated to Thailand to Thai Baht or deposit the funds in a foreign exchange account with a Thai commercial bank. Any such commercial bank must be duly authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency.

TURKEY

NOTIFICATIONS

Securities Law Information. The Performance Units are made available only to employees of the Company and its Affiliates, and the offer of participation in the Plan is a private offering. The grant of the Award and the issuance of Shares at vesting takes place outside of Turkey.

Exchange Control Information. Any activity related to investments in foreign securities (e.g., the sale of Shares under the Plan, the receipt of cash Dividends or Dividend Equivalents) must be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board by the bank or intermediary assisting with the transaction. You should contact a personal legal advisor for further information regarding these requirements.

UNITED ARAB EMIRATES

NOTIFICATIONS
APPENDIX A-21

Securities Law Information. Performance Units under the Plan are available only to Participants under the Program and are for the purpose of providing equity incentives. The Plan, the Program and the Agreement are intended for distribution only to such Participants and must not be delivered to, or relied on by, any other person. You should conduct your own due diligence on the Performance Units offered pursuant to this Agreement. If you do not understand the contents of the Plan and/or the Agreement, you should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Further, the Ministry of the Economy and the Dubai Department of Economic Development have not approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

TERMS AND CONDITIONS

Tax Withholding. This provision supplements Section V of the Agreement:

Without limitation to Section V of the Agreement, you agree that you are liable for all Tax Obligations and hereby covenant to pay all such Tax Obligations as and when requested by the Company or your Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and your Employer against any taxes that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.

Notwithstanding the foregoing, if you are an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act, as amended, from time to time), you understand that you may not be able to indemnify the Company or your Employer for the amount of income tax not collected from or paid by you, as it may be considered a loan. In the event that you are an executive officer or director and income tax is not collected from you within ninety (90) days after the end of the tax year in which the Taxable Event occurs, the amount of any uncollected income tax may constitute an additional benefit to you on which additional income tax and national insurance contributions (“NICs”) may be payable. You acknowledge that you are responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying your Employer for the amount of any NICs due on this additional benefit, which the Company or your Employer may obtain from you by any of the means set forth in Section V of the Agreement.

If the maximum applicable withholding rate is used, any over-withheld amount may be credited to you by the Company or your Employer (with no entitlement to the Common Stock equivalent) or if not so credited, you may seek a refund from the local tax authorities.

Joint Election. If you are a resident of the United Kingdom between the Grant Date and the vesting of the Performance Units, as a condition of the Award, you agree to accept any liability for secondary Class 1 National Insurance Contributions (the “Employer NICs”) which may be payable by the Company or your Employer with respect to the earning and/or payment of the Performance Units and issuance of Shares in respect of the Performance Units, the assignment or release of the Performance Units for consideration or the receipt of any other benefit in connection with the Performance Units.

Without limitation to the foregoing, you agree to make an election (the “Election”), in the form specified and/or approved for such election by HMRC, that the liability for your Employer NICs
APPENDIX A-22

payments on any such gains shall be transferred to you to the fullest extent permitted by law. You further agree to execute such other elections as may be required between you and any successor to the Company and/or your Employer. You hereby authorize the Company and your Employer to withhold such Employer NICs by any of the means set forth in Section V of the Agreement.

Failure by you to enter into an Election, withdrawal of approval of the Election by HMRC or a joint revocation of the Election by you and the Company or your Employer, as applicable, shall be grounds for the forfeiture and cancellation of the Performance Units, without any liability to the Company or your Employer.

UNITED STATES

TERMS AND CONDITIONS

Nature of Grant. The following provision replaces Section IX(j) of the Award Agreement:

(j)    in the event of termination of your employment (whether or not in breach of local labor laws), your right to receive Performance Units and receive Shares under the Plan and the Program, if any, will terminate effective as of the date that you are no longer actively employed; provided, however, that such right will be extended by any notice period mandated by law (e.g., the Worker Adjustment and Retraining Notification Act (“WARN Act”) notice period or similar periods pursuant to local law) and any paid administrative leave (as applicable), unless the Company shall provide you with written notice otherwise before the commencement of such notice period or leave. In such event, payment of the Performance Units shall be made in accordance with Section IV; provided, further, however, that notwithstanding the effect of any such extension, subject to Section 4.2 of the Program, in no event will the Performance Units be paid later than the 90th day following the last day of the Performance Period.

APPENDIX A-23